Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call – Q3 2020
October 22, 2020

Jessica Greiner
Vice President, Investor Relations and Communications
Thank you, David. Good morning everyone. I’m Jessica Greiner, Vice President of Investor Relations and Communications for Trinity. We appreciate you joining us for the Company’s third quarter 2020 financial results conference call.
Our prepared remarks will include comments from both Trinity’s Chief Executive Officer and President, Jean Savage, and Eric Marchetto, the Company’s Chief Financial Officer. We will hold a Q&A session following the prepared remarks from our leaders.
During the call today, we will refer to a few slides highlighting key points of discussion. The supplemental materials are accessible on our IR website at www.trin.net. These slides can be found under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event link.
It is now my pleasure to turn the call over to Jean.
E. Jean Savage
Chief Executive Officer and President
Thank you, Jessica – and good morning everyone!
Trinity has been on a transformative journey over the last year to realign our business, our people, our cost structure, and our purpose to deliver superior returns to our shareholders. The timing and execution of these initiatives were challenged by the COVID-19 outbreak. I want to commend our people and our business leaders for their resiliency and commitment to overcoming the hurdles caused by the pandemic, and their efforts to establish our strategic framework for the future, all while delivering high-quality products and services to our customers.
As a major milestone in our journey, Trinity will host a virtual Investor Day in four weeks. At this event, the management team will present our value proposition and strategic framework for accelerating our financial performance. Today, we want to focus on the results of the third quarter – and highlight how our results and actions taken during the quarter align with our goals that you will hear more about in the coming months. The goals of our strategic framework are to: (1) optimize the returns of our lease fleet; (2) to reduce the impacts of cyclicality; and (3) to increase the modal advantage of the railcar industry.

In the third quarter, Trinity implemented its new strategy. We expect these strategic shifts to drive operating model performance and generate superior shareholder returns. Our strategy is grounded in our newly defined purpose of ‘Delivering Goods for the Good of All.’ This purpose seeks to emphasize for all Trinity stakeholders the essential role that rail transportation plays in our daily lives as we eat dinner with our families, clean our homes, fuel our cars, and lead a safe and happy life. Trinity has a rich history, a legacy of strong growth, and a reputation of flexibility. With these attributes and our new focus, Trinity’s premier railcar products and services will support essential North American supply chains.
Going forward, we will emphasize the optimization of our platform, and scale new product and service offerings that will make our existing investment more valuable. This strategy will place more importance on cash flow and returns, resulting in more disciplined levels of growth through the cycle.
Our management team continued our progress in optimizing the cost structure of the business during the third quarter. As a result of the new strategy, we had additional headcount and other administrative cost reductions. We also made the decision to exit the U.S. trucking and logistics business and outsource this service to third parties. With this, we had a small impairment charge relating to the trucking fleet that had primarily serviced Trinity’s former industrial businesses. When including the actions from the first half of the year, Trinity has implemented over $80 million worth of reduction in operating costs and other related costs. Please refer to slide 4 of our Supplemental Materials.
We’ve continued to rationalize our footprint as well. During the quarter, further rightsizing resulted in a total manufacturing headcount reduction of 47% year-to-date. We anticipate there could be additional reductions heading into the beginning of next year. We are evaluating our material costs, and reviewing the relative spend between direct and indirect costs in order to lower our breakeven point. We believe through various cost efforts the rail segment margin could meaningfully improve throughout the cycle. We will share more detail on these efforts at our upcoming Investor Day. As you saw in our press release, we are also working on our balance sheet optimization, and Eric will talk to you about our successes in the financial overview.
Overall, our business results were in line with our expectations from our base case scenario provided at the start of the COVID-19 pandemic. Our Leasing business is holding steady at around 95% utilization, and we are controlling costs in order to minimize the impact of lower lease rates on renewals. Lease rates on renewals declined in the third quarter relative to their expiring rates; however, pricing sequentially held fairly stable from the second quarter. Our portfolio of expirations subject to renewal over the next 12 months is in line with our typical 15-20% average, and we are closely monitoring our markets for signs of improvement. Based on recent market pricing for renewals, the lease rates for our current expirations in 2021 will have a much easier comp relative to the expirations this year. We have already noticed improvements in certain markets, like agriculture, including grain and intermodal, while other markets, like energy, continue to see headwinds.
As an operating lessor, we aim to differentiate our product and service offerings on customer experience – making the ownership and usage of railcar equipment a more attractive and valuable proposition for industrial shippers. Scaling additional services that we can provide that leverage our broad platform, market knowledge, and analytics of our owned and managed lease fleet, can bring a premium recurring revenue stream to the business. More recently, we’ve been developing the analytics and infrastructure to support the addition of telematics on railcars, and have partnered with other leading rail service providers to create a new technology platform, called Rail Pulse, that we believe will help transform rail shipping in the future. While this platform and resulting services are in the early stages of development, we believe these capabilities are a key factor in improving the rail industry’s competitive position relative to other modes of transportation longer term.
Looking again at our third-quarter performance, we incurred start-up costs for our new maintenance facility in the Midwest as we onboarded new employees and accepted our first customers into the plant. We expect the inefficiencies from the start-up of operations to be a headwind for the segment margin in the coming year, but we do expect the new facility to be accretive to earnings in 2021. With the capacity from this new facility, we believe we have the capability to service and maintain up to 60% of our lease fleet in house. This exceeds the target we set two years ago at the time of spin-off. We will continue to evaluate further growth of our Maintenance Services business, including the expansion of service capabilities in underserved markets.
As I mentioned, our manufacturing operation continued to slow their production into the third quarter with additional rationalization of our headcount. However, this was not at the same pace as the reduction we had in the second quarter, which allowed us to limit the amount of disruption to our plants.
In our base case scenario, our production plans for the remainder of the year assume the full delivery of our 2020 backlog. This would result in just over 11,000 railcars delivered in 2020.

During the third quarter, rail manufacturing received orders for 2,000 railcars composed primarily of larger, complex transactions that reflect the strength of Trinity’s rail platform and our ability to tailor solutions for our customers. These orders were predominantly for 2021 delivery and reflect competitive market pricing. We continue to see a good pipeline of inquiries for railcars – new and existing.
Like so many others, our business continues to operate with an even greater emphasis on the health and wellbeing of our people. Looking out over the next few years, we see the broader economic recovery driving more rail shipments and equipment demand as business and consumer confidence is renewed and shippers across the continent feel confident in making long-term capital decisions.
Railcar loadings rebounded during the third quarter from the historical declines earlier this year. However, market uncertainty continues to cloud near-term demand for railcars as much of the economy remains under pressure given the COVID-19 pandemic. We remain cautiously optimistic regarding the trajectory of demand heading into next year. Given the range of possibilities based on potential scenarios for the economy, the election, and the pandemic – we are still operating in a very fluid environment and are electing to not provide guidance.
That being said, we are committed to improving the financial performance of our platform, and we believe much of the improvement is within our control. A recovery in the cycle, when it occurs, will be an added tailwind.
Eric, I’ll turn it over to you to discuss some of our financial initiatives.
Eric R. Marchetto,
Executive Vice President and Chief Financial Officer
Thank you, Jean – and good morning everyone!
Trinity’s platform has demonstrated the ability to generate significant cash flow from originating railcar transactions that leverage the synergies of our business model. We believe the cash flow generation from our platform and the ability to optimize our balance sheet within a disciplined capital allocation framework will create long-term shareholder value.
During the third quarter, Trinity generated $129 million of cash flow from operations, resulting in year to date adjusted cash flow from operations of $596 million. Our investments for the quarter included approximately $183 million of net lease investment for new railcar additions and fleet modifications, and $29 million for other enterprise capital expenditures.

As Jean has said, optimization of the Trinity rail platform has been a key focus for Management and the Board in the last year. We are addressing optimization in all areas of our organization, our operations, and our balance sheet. The combination of balance sheet optimization with a disciplined capital allocation framework underscores our commitment to being a returns-focused company.
We made additional progress in the third quarter, and since quarter close, in raising the leverage on our lease fleet to lower our cost of capital. In late July, we completed the upsizing of our TRL 2017 financing with an additional $225 million of debt funded at LIBOR plus 1.5%. Earlier this week, we also redeemed $153 million of secured railcar equipment notes bearing interest at 3.8% and issued a new $156 million securitization bearing interest just below 2%. We are further evaluating the capital markets and taking advantage of an attractive interest rate environment to lower our cost of capital.
Trinity is operating in line with the base case scenario that we presented to investors as a guidepost at the start of the pandemic. As contemplated within our base case scenario, we have maintained our dividend and completed our share repurchase authorization. During the third quarter, we returned approximately $111 million of capital to shareholders through dividends and the completion of our share repurchase authorization. Our returns to shareholders over the last twelve months totaled $275 million – approximately 11% of our market cap as of yesterday. Earlier this week, the Board authorized a new share repurchase program after we completed our second such authorization since the spin-off two years ago. The new $250 million authorization runs through the end of 2021. Returning capital to shareholders is a key element of our investment story and is enabled by strong cash flows resulting from the synergies of our platform.
We are also highly focused on maintaining a strong balance sheet, which you will see on page 5 of the Supplemental Materials. As of the end of the third quarter, the Company had committed available liquidity of approximately $719 million in the form of cash and cash equivalents, and availability under our various credit lines. At this time, our income tax receivable is $485 million, which gives us greater certainty of cash flow over the next several quarters. This receivable is a direct result of the tax-efficient benefits between our leasing and manufacturing businesses, which when reinvested through our disciplined capital allocation framework, should generate even greater value for shareholders.
We are maintaining significant financial flexibility and remain close to our capital providers. Our committed credit facilities are adequate, and our RIV partners have appetite for more assets through our programs. At the end of the third quarter, the Company had $1.4 billion of unencumbered railcar assets on our balance sheet. These railcars can be monetized through leverage or secondary market transactions. We believe our balance sheet and financial strength enables Trinity to navigate the volatility of the COVID-19 pandemic and capitalize on opportunities that may emerge for long-term shareholder value creation.
Given the market uncertainty, we are maintaining a very fluid evaluation of our financial condition and business performance based on various scenarios. Market conditions are improving within the railcar industry, but there are still headwinds to overcome to be on path for a full recovery. These conditions make forecasting our business and giving earnings guidance difficult. We are committed to providing specific targets for financial performance where we have more control of our performance. As we move into 2021, we will reevaluate market conditions and, to the extent we can, provide expectations of our financial performance and capital allocation. We believe we are well positioned to respond to a rapid inflection in market demand, should conditions improve, with a strong balance sheet to defend against lingering market disruption.
In closing, we have put in place a disciplined capital allocation framework with a focus on improving our returns. As part of our Investor Day, we will lay out our expectations for the impact of balance sheet and other optimization efforts on our returns. We believe that through aggressive cost control measures, disciplined capital allocation, and selective actions to enhance the returns of our owned lease portfolio, we will set Trinity on a path of accelerating our financial performance.
I’ll now turn the call back over to Jean for closing comments.
E. Jean Savage
Chief Executive Officer and President
Thanks, Eric. You know this is a very exciting time for Trinity, our people, and, I believe, our investors. While much has been said about the obvious challenges throughout 2020, this year has been a year for tremendous positive change at Trinity. Our work has led us to prepare for a fresh start, a new perspective, and a new operating model.
In addition to the opportunity to hone our strategy and operating structure, I mentioned in my first earnings call as CEO, that I believe there is a real opportunity to accelerate Trinity’s position as an industry leader in the railcar market through innovative products and services. We believe this strategy will transition Trinity to a higher-quality, recurring-relationship business model.
The focus of our strategic framework we will lay out at our Investor Day will focus on the following themes: (1) to optimize the returns and performance of our fleet; (2) to reduce the cyclicality of our business model; and (3) to increase the modal advantage of the railcar industry.

We look forward to discussing these topics and more with you on November 19th, and we’ll now take some time to answer your questions on our third quarter performance results. Operator, will you please give our listeners the instructions for the Q&A session.
Jessica Greiner
Vice President, Investor Relations and Communications
Thank you, David. As Jean mentioned, we look forward to engaging with you all again in four weeks’ time at our upcoming virtual Investor Day on November 19th. Registration for the webcasted event is now open, and can be found on the Events and Presentations portion of the website.
Also please note, we expect Trinity will file our Form 10-Q within the next week. If you have questions, on the Company’s quarterly financial results press release, I am happy to follow up with you.
A replay of today’s call will be available after one o'clock eastern standard time through midnight on October 29, 2020. The access number is (402) 220-1140. A replay of the webcast will also be available under the Events and Presentations page on our Investor Relations website located at www.trin.net. We look forward to visiting with you again on our next conference call. That concludes today’s conference call. Thank you for joining us this morning.
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